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                                  EXHIBIT 99.2


                          AXIOM VENTURE PARTNERS, L.P.
                            CITYPLACE II, 17TH FLOOR
                                185 ASYLUM STREET
                               HARTFORD, CT 06103




                                 March 9, 1999



To: ZipLink, Inc.


                  I hereby consent to being named as a director nominee in the Registration Statement filed by ZipLink, Inc,. a Delaware corporation (the "Registrant"), and agree to serve as a director of the Registrant commencing immediately following the closing of the offering.

                                Very truly yours,

                                /s/ Alan M. Mendelson

                                Alan M. Mendelson

AMM/dd